UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): May 3, 2017
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,
Chicago, Illinois 60661
(312) 985-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

TransUnion (the “Company”) held its Annual Meeting on May 3, 2017. The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.	Election of one director, who is currently serving on the Company’s board of directors, to serve a three-year term expiring at the 2020 annual meeting.

2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The final voting results for each of these proposals are detailed below. For additional information on these proposals, please see the Company’s 2017 Proxy Statement (the “Proxy Statement”).

Proposal 1: Election of Directors
The following nominee was elected to the Board of Directors for a three-year term expiring in 2020:

	FOR	WITHHELD	BROKER NON-VOTES
Leo F. Mullin	131,526,406	33,003,425	3,282,784

On May 2, 2017, in connection with the previously announced sale of our common stock by investment funds affiliated with Advent International Corporation (the “Transaction”), Steven M. Tadler, a member of the Board and a nominee for re-election as a Class II director at the Annual Meeting, resigned from his position as a director of the Company and as a member of the Compensation Committee, effective as of that date, in accordance with the Stockholders’ Agreement, dated as of June 23, 2015 (the “Amended and Restated Major Stockholders’ Agreement”), among TransUnion, Advent-TransUnion Acquisition Limited Partnership (the “Advent Investor”), and the GS Investors (as defined therein). Mr. Tadler’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Tadler was a director designated by the Advent Investor pursuant to the terms of the Amended and Restated Major Stockholders’ Agreement, which had granted the Advent Investor the right to designate two directors for election to the Board. As a result of the Transaction, the Advent Investor's ownership fell below one of the ownership thresholds specified in the Amended and Restated Major Stockholders’ Agreement, with the result that one of the directors designated by the Advent Investor was required to resign from the Company's Board of Directors immediately after the closing of the Transaction. The Advent Investor may now only designate one director for election to the Board. Mr. Christopher Egan will continue to serve on our Board as a Class III director and the sole director designee of the Advent Investor.

Mr. Tadler was a nominee for re-election to the Board at the Annual Meeting. In connection with his resignation from the Board, Mr. Tadler withdrew as a candidate for re-election as a director at the Annual Meeting and no other nominee for election at the Annual Meeting was named in his place.

The following directors, who were not up for reelection at the Annual Meeting, continue to serve as directors following the meeting: George M. Awad, Christopher Egan, Pamela A. Joseph, Siddharth N. (Bobby) Mehta, James M. Peck, Andrew Prozes and Sumit Rajpal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved as follows:

FOR	AGAINST	ABSTAIN
167,779,182	4,957	28,476

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.
TRANSUNION
Date: May 9, 2017
By:      /s/ Mick Forde
Name:    Mick Forde
Title:      Senior Vice President